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Exhibit 1.A.(6)(a)       Certificate of Incorporation of United Investors

                               STATE of MISSOURI
                               JAMES C. KIRKPATRICK, Secretary of State
                               CORPORATION DIVISION


Certificate of Incorporation


WHEREAS, An Association organized under the name of

     UNITED MERGER INSURANCE COMPANY

has filed in the office of the Secretary of State, Articles of Association or Agreement in writing, as provided under Chapter 376 Revised Statutes of Missouri ('75) and has in all respects complied with the requirements of law governing the formation of Insurance Companies:

NOW, WHEREFORE, I, JAMES C. KIRKATRICK, Secretary of State of the state of Missouri, in virtue and by authority of law, do hereby certify that said association has on this date hereof become a body corporate duly organized under the name of

               UNITED MERGER INSURANCE COMPANY

located in Jefferson City, and is entitled to all rights and privileges granted to Insurance companies under the laws 0(Pounds) this State for a term of perpetual years, and that the amount of the capital stock of said corporation is

               500,000  shares @ $2.00 par value each

          IN TESTIMONY WHEREOF. I Hereunto Set My Hand and Affix the GREAT SEAL of the state of Missouri. Done at the City of Jefferson this 8/17 day of A.D. Nineteen Hundred and EIGHTY-one
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[Seal of the State of Missouri]        [Signature of James C. Kirkpatrick]
                                             Secretary of State

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                               STATE of MISSOURI
                             DIVISION OF INSURANCE

           Department of Consumer Affairs, Regulation and licensing
                    P.O. Box 690, Jefferson City, Mo. 65102

                             CERTIFICATE OF MERGER

     WHEREAS, an Agreement and Plan of Merger whereby United Merger Insurance Company, a Missouri corporation, and United Investors Life Insurance Company, a Missouri Corporation, would be merged was filed with and approved by the Director of Insurance, State of Missouri, 515 East High Street, Jefferson City, Missouri, in accordance with the provisions of Section 375.241 RSMo, 1978; and

     WHEREAS, United Merger Insurance Company and United Investors Life Insurance Company on March 22, 1982 filed with the Director of Insurance, Articles of Merger.

     NOW, THEREFORE, I, C. Donald Ainsworth, Director, Division of Insurance, Department of Consumer Affairs, Regulation and Licensing, State of Missouri, do hereby certify as follows:

     United investors Life Insurance Company be merged into United Merger Insurance Company, the survivor, and the Articles of Incorporation, and the By-Laws, of United Merger Insurance Company shall be the Articles of Incorporation, and Article I of the Article of Incorporation of the surviving corporation is amended to read "The name of the corporation shall be United Investors Life Insurance Company"

     In WITNESS Whereof, I have hereunto set my hand and affixed my seal of office in Jefferson City, Missouri, this 23rd day of March, 1982.



                                  [Signature of C. Donald Ainsworth]
                                  Signature of C. Donald Ainsworth, Director,
                                  Division of Insurance, Department of
                                  Consumer Affairs, Regulation and Licensing,
                                  State of Missouri

                                  [STAMP APPEARS HERE]
                                  "FILED AND CERTIFICATE
                                          ISSUED
                                       MAR 31 1982"
                                  [Stamped signature of James C. Kirkpatrick]
                                  Corporation Dept. SECRETARY OF STATE